Exhibit 10.7

Purchase Order

Seller: Shenzhen AIVtech Co., Ltd.

Address: 1305 East, Hightech Plaza, Phase 2, Tian'An Cyber Park, FuTian District, ShenZhen City, GuangDong Province, China.

Buyer: ChaoYa Furniture Co., Ltd.

Address: FanTan Industrial Park, An’Ji, ZheJiang Province, China 313300

Pursuant to the Contract Law of the People’s Republic of China, the seller and the buyer mutually agree as follows:

Contract date:  December 21, 2010

Product:  FL-0001 (speaker power transformer)

Quantity: 1160

Price: Subject to the agreed price

Delivery time: Subject to the agreed date

Other terms:  Any party that breaches the contract shall be responsible.

Seller	Buyer

Shenzhen AIVtech Co., Ltd.	ChaoYa Furniture Co., Ltd.

Date: December 21, 2010	Date: December 21, 2010